UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2005

Hanover Compressor Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13071	76-0625124
(Commission File Number)	(I.R.S. Employer Identification No.)

12001 North Houston Rosslyn, Houston, Texas	77086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code : (281) 447-8787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure under Item 5.02 of this report is also responsive to Item 1.01 hereof and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 26, 2005, Hanover Compressor Company appointed Mr. Lee E. Beckelman to the position of Vice President and Chief Financial Officer effective immediately. Mr. Beckelman’s appointment fills the position which was vacated by Mr. John E. Jackson in late October 2004 when Mr. Jackson was elected President and Chief Executive Officer of the Company.

     Lee E. Beckelman, 39, joined the Company in 2002 and has served as Vice President-Investor Relations since October 2003. Prior to joining the Company, Mr. Beckelman was vice president of J.P. Morgan Securities — Syndications, in Houston, where he was responsible for the marketing and structuring of syndicated loans, primarily for companies in the energy industry, including oil and gas exploration, pipelines, gas gathering and processing, refining and marketing, and petrochemicals. He previously held vice president positions in J.P. Morgan’s global oil and gas structured finance unit in Dallas and its diversified corporate group in Fort Worth. Prior to joining J.P. Morgan, Beckelman worked in energy project finance and development for Bechtel Enterprises in San Francisco and for Transworld Oil USA in Houston. He began his professional career in 1988 with Texas Commerce Bank, where he served in a variety of loan and credit positions. Mr. Beckelman is a 1988 graduate of the University of Texas at Austin, where he received a B.B.A. in finance. He also has passed both the NASD Series 7 and 63 examinations.

     We have entered into an agreement with Mr. Beckelman pursuant to which he is entitled to receive an annual base salary of $250,000. Mr. Beckelman is also eligible to receive an annual bonus of up to 50% of his annual base salary based upon his personal performance and the performance of the Company as determined by the Board of Directors. In addition, subject to Board approval in March 2005, Mr. Beckelman will be granted 10,000 shares of restricted stock to be issued under the Hanover Compressor Company 2003 Stock Incentive Plan. The shares will vest annually in one-fourth increments beginning in March, 2006.

     In the event Mr. Beckelman is terminated without cause or Mr. Beckelman terminates his employment for certain good reasons, and in either case such termination of his employment occurs within twelve months of a change of control of Hanover Compressor Company, Mr. Beckelman will be entitled to receive, among other benefits, a severance payment equal to one times the sum of his annual base salary and target bonus which was in effect immediately prior to the change of control of Hanover Compressor Company and accelerated vesting of all long-term incentives as well as the Company match in his 401(k) Plan.

Item 9.01 Financial Statements and Exhibits

     (a) not applicable

     (b) not applicable

     (c) Exhibits.

Number	Description of Exhibit

10.1	Letter to Lee E. Beckelman re Employment Terms

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY
Date: February 1, 2005	By:	/s/ John E. Jackson
		Name:	John E. Jackson
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter to Lee E. Beckelman re Employment Terms.